SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2005

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01 and 2.03 Completion of Acquisition or Disposition of Assets and Creation of a Direct Financial Obligation.

On December 27, 2005, UnitedHealth Group filed an 8-K dated December 20, 2005 announcing the completion of the acquisition of PacifiCare Health Systems, Inc (“PacifiCare”) pursuant to a merger of PacifiCare with and into Point Acquisition LLC (the “Merger”). This report is intended to amend disclosure in that report concerning PacifiCare’s 3% Convertible Subordinated Debentures due 2032 (the “Convertible Notes”). As of completion of the Merger, approximately $106 million principal amount of PacifiCare’s Convertible Notes remained outstanding. Pursuant to the terms of a supplemental indenture dated December 20, 2005, the Convertible Notes are convertible in accordance with their terms into an aggregate of approximately 5.5 million shares of UnitedHealth Group common stock and approximately $108 million in cash.

Except as specifically amended by this Form 8-K/A, all other aspects of the Form 8-K dated December 20, 2005 remain unchanged and are hereby incorporated by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2005

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ DANNETTE L. SMITH
Dannette L. Smith
Deputy General Counsel & Assistant Secretary